Exhibit 99.1

Alarion Financial Services Inc.

Holding Company for

FIRST QUARTER REPORT

March 31, 2006

(352) 237-4500

One Northeast First Avenue,

Ocala, FL 34470

OFFICES

Ocala – One Northeast First Avenue

Gainesville – 4373 Newberry Road

Gainesville – 4200 SW 34th Street

AFFILIATIONS

FEDERAL HOME LOAN BANK SYSTEM

AMERICA’S COMMUNITY BANKERS

FLORIDA BANKERS ASSOCIATION

Visit Alarion’s Internet Site at

www.alarionbank.com

And our Residential Mortgage Site at

www.alarionmortgage.com

Member	Equal
FDIC	Housing
Lender

PRESIDENT’S MESSAGE

To Our Stockholders:

We are pleased to provide you with the financial results of Alarion Financial Services, Inc., for the quarter ended March 31, 2006.

The growth we experienced during 2005 from our first day of operation on February 28, 2005 to the end of 2005 has continued into 2006. Total assets increased 37% from $72.2 million at December 31, 2005 to $99.1 million at March 31, 2006. Deposits grew 42% from $57.1 million at December 31, 2005 to $80.9 million at March 31, 2006. Loans grew 24% from $44.5 million at December 31, 2005 to $55.0 million at March 31, 2006.

Alarion Bank conducts business in Marion and Alachua Counties, Florida, through a network of three branch offices. Our next branch at the corner of 17th Street and 25th Avenue in Ocala is scheduled to open in the third quarter of 2006.

We remain committed to increasing the long-term value of our Company. That commitment includes meeting the investment needs of our stockholders, the financial needs of our customers, the personal growth needs of our employees and the needs of the communities in which we have the privilege to serve. We believe that Alarion Financial Services, Inc., will be able to meet those needs, and we look forward to the challenges of the future.

Best Wishes,

Jon M. Kurtz

President & CEO

ALARION FINANCIAL SERVICES, INC.

Directors and Officers

Directors

Loralee W. Miller

Chairperson of the Board

Michael P. Hill

Vice Chairman

Spencer Barrett

Carol R. Bosshardt

David G. Cope

Gloria W. Fletcher

Kenneth B. Kirkpatrick

Ignacio L. Leon

Job E. White

Tommy W. Williams, Jr.

Jon M. Kurtz

***************************************

Alarion Bank Executive Officers

Jon M. Kurtz

President and Chief Executive Officer

Robert L. Page

County President, Alachua County

Walter R. Czuryla

Executive Vice President and Senior Loan Officer

Brett J. Higginbotham

Senior Vice President and Chief Financial Officer

STOCK TRANSFER AGENT

Registrar & Transfer Company

Investor Relations Department

10 Commerce Drive

Cranford, NJ 07016-3572

(800) 368-5948

FINANCIAL INFORMATION

Shareholders, analysts, and others seeking financial information should contact:

Jankie Dhanpat

Alarion Financial Services, Inc.

One Northeast First Avenue, Suite 400

Ocala, FL 34470

(352) 547-1223

ALARION FINANCIAL SERVICES INC.

Holding Company for

SELECTED FINANCIAL DATA

($ in thousands, except per share amounts)

SELECTED BALANCE SHEET DATA

	At March 31 2006	At December 31 2005
	(unaudited)
Total assets	$99,092	$72,227
Deposits	$80,888	$57,086
Total gross loans receivable	$55,514	$44,924
Allowance for loan losses	$690	$564
Total stockholders’ equity	$13,769	$13,791

SELECTED INCOME STATEMENT AND OTHER DATA

	For the three months ended March 31
	2006	2005
	(unaudited)
Net interest income before provision for loan losses	$591	$108
Provision for loan losses	$126	$15
Non-interest income	$117	$0
Non-interest expense	$763	$486
Net loss	$(114)	$(143)
Basic/Diluted net loss per share	$(0.08)	$(0.10)

ALARION FINANCIAL SERVICES INC.

Holding Company for

SELECTED FINANCIAL DATA

($ in thousands, except per share amounts)

	At March 31 2006	At December 31 2005
	(unaudited)
Shares outstanding	1,523,350	1,514,200
Book value per share	$9.04	$9.11
Equity as a percentage of total assets	13.90%	19.09%
Interest-earning assets to interest-bearing liabilities	1.22	1.24
Allowance for loan losses to total gross loans receivable	1.24%	1.26%

PERFORMANCE RATIOS (1)

	For the three months ended March 31
	2006	2005
	(unaudited)
Return on average assets	-0.53%	-3.56%
Return on average equity	-3.31%	-3.92%
Average equity to average assets	16.03%	90.87%
Noninterest expense to average assets	3.55%	3.02%
Net interest spread	2.50%	0.83%
Net interest margin	3.18%	3.15%
Operating efficiency ratio	107.77%	450.00%

(1)	Ratios are annualized